Exhibit 99.1

 Digital Recorders, Inc. Reports Fourth Quarter and Fiscal Year 2004
                      Preliminary Revenue Results

    DALLAS--(BUSINESS WIRE)--Feb. 16, 2004--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today that fourth quarter 2004 sales were approximately $12.0 million and fiscal year 2004 sales were approximately $47.0 million, or increases of about 20.3 percent and 6.7 percent from same-period results a year ago, respectively, despite softness in the U.S. transit market.
    "Fiscal year 2004 was a period of diverse and exciting developments for DRI. During the course of the year, we raised approximately $10 million, before offering expenses, as a result of two private equity placements. In addition, holders of our Series E, Series F, and Series AAA convertible preferred stock converted shares with liquidation values of $955,000, $1,530,000 and $540,000, respectively, into shares of common stock, increasing our common shares outstanding to 9,599,036. Also, year-over-year revenue growth patterns returned to the range of those existing prior to fiscal year 2003. However, we do expect to incur a significant loss in fourth quarter and fiscal year 2004 with a majority of the loss reflecting non-cash charges. Additionally, we believe the lack of passage of the Transportation Equity Act for the 21st Century reauthorization had a significant negative effect on fourth quarter and fiscal year 2004 revenue," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    Mark Your Calendar

    On or about Thursday, March 31, 2005, the Company expects to: (1) file its Form 10-K with the Securities and Exchange Commission; (2) provide additional comments, including an income statement and balance sheet data, in a separate news release; and (3) conduct a shareholders' conference call.
    The DRI Annual Meeting of Shareholders is slated to take place on Friday, June 3, 2005, in Durham, N.C. Shareholders of record at the close of business on Friday, April 15, 2005, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Final meeting details will be announced later in first quarter 2005.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/ automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    Statements regarding our expected revenues and expected losses for the fourth quarter and full year 2004, the expected timing of future events, as well as other statements that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number or risks and uncertainties that could cause actual results and timing to differ from those contained in the forward-looking statements. These include, but are not limited to, the completion of our annual audit, and uncertainties as to the timing of future meetings and announcements. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com
             or
             IR Counsel Contact:
             Citigate Sard Verbinnen, New York
             Robin Weinberg, 212-687-8080
             Fax: 212-687-8344
             E-Mail: rweinberg@sardverb.com